U.S. SECURITIES AND EXCHANGE COMMISSION Washington D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934 Date of Report: October 18, 2005

WORLD WIDE MOTION PICTURES CORPORATION (Name of small business issuer in its charter)
MICHIGAN (State or other jurisdiction incorporation or organization)	0-27454 (Commission File No.)	33-0081215 (I.R.S. Employer Identification No.)
2120 MAIN STREET, SUITE 180 HUNTINGTON BEACH, CA 92648 (Address of principal executive offices, including Zip Code) (714) 960-7264 (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry Into Material Agreements

On October 12, 2005, the Company and Buckeye Ventures Inc. and certain subsidiaries and shareholders of Buckeye ("Buckeye") entered into a Share Exchange (reverse acquisition) Agreement wherein all of the shareholders of Buckeye will exchange their shares for approximately eighty percent (80%) of the oustanding shares of the Company. Buckeye will become a wholy owned subsidiary of the Company and the Buckeye shareholders will become the controlling shareholders of the Company. The Company will continue its existing business as an unencumbered subsidiary of Buckeye. The Exchange (reverse acquisition) is contingent upon the consummation of all remaining documentation and shareholder approval.

Item 8.01 Other Events

On October 18, 2005, the Company issued the press release attached hereto as Exhibit 99.1 announcing the Exchange (reverse acquisition).

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not Applicable
(b) Not Applicable
(c) The following document is filed herewith as an exhibit to this Form 8-K:

Exhibit 99.1 Press Release dated October 18, 2005

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WORLD WIDE MOTION PICTURES CORPORATION (Registrant)

Date: October 18, 2005	By: /s/ Larry Epstein, Esq. Larry Epstein, Esq. Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release dated October 18, 2005